Exhibit 99.1

Eagle Bancorp Montana Completes Acquisition of Seven Sterling Savings Bank Montana Branches

HELENA, Mont.--(BUSINESS WIRE)--November 30, 2012--Eagle Bancorp Montana, Inc. (NASDAQ: EBMT) and its wholly-owned subsidiary, American Federal Savings Bank (collectively “Eagle”) today announced the completion of the acquisition of seven branch banking locations from Sterling Savings Bank, a wholly-owned subsidiary of Sterling Financial Corporation (NASDAQ: STSA) effective November 30, 2012.

The transaction expands Eagle’s franchise to 13 branches and extends its branch network throughout Southern Montana. In addition, the transaction also strengthens Eagle’s mortgage origination franchise and adds a wealth management business headquartered in Bozeman. Of the seven acquired branches six are in new markets for Eagle, including two in Missoula, one in Billings, and one each in Hamilton, Livingston and Big Timber. The seventh is in Bozeman where Eagle already has a presence.

Eagle acquired approximately $180.9 million of deposits for a premium of 3.88%, or approximately $7.0 million. Additionally, Eagle purchased approximately $41.3 million of pass-rated, performing loans. It is expected that the transaction will be immediately accretive to Eagle’s earnings per share.

About Eagle

Eagle Bancorp Montana, Inc. is a bank holding company headquartered in Helena, Montana and is the holding company of American Federal Savings Bank, a community bank established in 1922 that serves consumers and small businesses in Southern Montana through 13 banking offices. Additional information is available on the bank’s website at www.americanfederalsavingsbank.com. The shares of Eagle Bancorp Montana, Inc. are traded on the NASDAQ Global Select Market under the symbol “EBMT.”

Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to contingencies, many of which are beyond our control. Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation; our ability to successfully integrate acquired businesses including the branches and other operations acquired from Sterling Savings Bank; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations; and other risks or uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and other periodic filings with the Securities and Exchange Commission and available at the SEC’s website at http://www.sec.gov.

We wish to caution you that these factors could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company undertakes no duty or obligation to update this information in the future.

CONTACT:
Eagle Bancorp Montana, Inc.
Peter J. Johnson, President and CEO, 406-457-4006
or
Clint J. Morrison, SVP and CFO, 406-457-4007